Exhibit 99.1

SAMSON OIL & GAS LIMITED ANNOUNCES RESULTS OF GENERAL MEETING

Perth – Wednesday 27 January 2016

Pursuant to ASX Listing Rule 3.13.2, Samson Oil & Gas Limited advises on the outcome of voting on the resolutions put to shareholders at the General Meeting held today, Wednesday 27 January 2016.

Details of the voting in regard to the resolutions (together with the information required to be given by Section 251AA of the Corporations Act) was as follows:

Resolution 1 – Election of Peter Hill as a Director

Resolution passed by a show of hands.

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	432,350,796

Votes of proxies directed to vote against the resolution	:	44,792,384

Votes of proxies directed to abstain on the resolution	:	12,436,741

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 2 – Election of Gregory Channon as a Director

Resolution passed by a show of hands.

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	432,163,756

Votes of proxies directed to vote against the resolution	:	45,576,926

Votes of proxies directed to abstain on the resolution	:	11,839,239

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 3 – Election of Denis Rakich as a Director

Resolution passed by a show of hands.

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	426,322,029

Votes of proxies directed to vote against the resolution	:	51,325,893

Votes of proxies directed to abstain on the resolution	:	11,931,999

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 4 – Election of Keith Skipper as a Director

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	117,992,230

Votes of proxies directed to vote against the resolution	:	359,388,452

Votes of proxies directed to abstain on the resolution	:	12,199,239

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 4 was defeated on a poll. Votes were as follows:

Votes of proxies directed to vote for the resolution	:	117,992,230

Votes of proxies directed to vote against the resolution	:	359,388,452

Votes of proxies directed to abstain on the resolution	:	12,199,239

Votes of proxies able to vote at the proxies' discretion	:	-

For and on behalf of the Board of Directors of
SAMSON OIL & GAS LIMITED

DENIS RAKICH
Director / Company Secretary